                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                              DELTAPOINT, INC.
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                  (EXACT NAME AS SPECIFIED IN ITS CHARTER)


                                  July 11, 1997
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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

          California                           7372                        77-0216760
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(State of Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)       Identification Number)

                 22 Lower Ragsdale, Monterey, California  93940
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                     (Address of Principal Executive Office)


                                 (408) 648-4000
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             (Registrant's telephone number, including area code)
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On July 11, 1997, DeltaPoint, Inc. (the "Company") completed the acquisition of Site/technologies/inc. ("Site"), a privately held company. In connection with this acquisition, the Company issued a total of 550,000 shares of its common stock (for which certain registration rights were granted by the Company) to the former stockholders of Site, in exchange for all outstanding shares of Site. In addition, the Company agreed to pay certain royalties on sales of certain software products currently under development by Site to the former stockholders of Site and employees of Site. Finally, Stephen Mendel, a member of the board of directors of Site, was appointed as a member of the board of directors of the Company in connection with the acquisition.

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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Site/technologies/inc.

          It is impracticable for the Registrant to provide financial statements for the business acquired at this time. Such financial statements will be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

     (b)  Pro forma financial information

          It is impracticable for the Registrant to provide Pro Forma financial information assuming the business combination between the Registrant and Site at this time. Such Pro Forma financial information will be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

     (c)  Exhibits:

          Stock Exchange Agreement
          Registration Rights Agreement
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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DELTAPOINT, INC.
                                                    (Registrant)



Dated:  July 25, 1997                        By: /s/ Jeffrey F. Ait
                                                ----------------------------
                                             Name:   Jeffrey F. Ait
                                                  --------------------------
                                             Title:  Chief Executive Officer